                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                               December 16, 1996



                       ROBERTS PHARMACEUTICAL CORPORATION
                       ----------------------------------
             (Exact name of Registrant as specified in its charter)




     New Jersey                     1-1-432        22-2429994
     ----------                     -------        ----------
(State or other jurisdiction    (Commission   (IRS Employer
of incorporation                File Number)  Identification Number)


                               Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey  07724
                          ----------------------------
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  908-389-1182


                               Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey  07724
                          ----------------------------
          (Former name or former address, if changed from last report)
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Item 5.  Other Events
         ------------

Adoption of Rights Plan
-----------------------



     On December 16, 1996, the Board of Directors of Roberts Pharmaceutical Corporation (the "Company") declared a dividend distribution of one Right for each outstanding share of the Company's Common Stock, par value $.01 per share (the "Common Stock"), to shareholders of record at the close of business on February 6, 1997. Each Right entitles the registered holder to purchase from the Company for $80 (the "Purchase Price") one one-hundredth of a share of Class B - Series A Junior Participating Preferred Stock, par value $.10 per share (the "Preferred Stock") with economic terms similar to that of one share of Common Stock. The description and terms of the Rights will be set forth in a Rights Agreement (the "Rights Agreement") between the Company and an institution to be selected by the Company as Rights Agent.

Rights Certificate; Distribution Date
-------------------------------------

     Initially, the Rights will be attached to all Common Stock of the Company then outstanding, and no separate Rights Certificates will be distributed. Except as described below, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earliest of any of the following events:

     (i) 10 business days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the shares of Common Stock then outstanding (an "Acquiring Person");

    (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of Common Stock (or such later date as may be determined by the Board of Directors prior to any person becoming an Acquiring Person);

   (iii) 10 business days after a person or group of affiliated or associated persons (other than an Acquiring Person) which is the beneficial owner of 15% or more of the outstanding Common Stock has engaged in certain self-dealing transactions with the Company as described below (a "Subject Person").

     Neither the acquisition of Common Stock by Yamanouchi Pharmaceutical Co., Ltd. or its affiliates or associates ("Yamanouchi") nor a tender offer for all of the outstanding shares of Common Stock by Yamanouchi will result in the occurrence of a Distribution Date or cause Yamanouchi to be an Acquiring Person, provided that at all times after the date of the Rights Agreement, Yamanouchi
(i) remains the beneficial owner of not less than 15% of the outstanding

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Common Stock on a fully diluted basis and (ii) does not (except pursuant to a tender offer for all of the outstanding Common Stock) acquire Common Stock if after such acquisition it would be the beneficial owner of more than 30% of the outstanding Common Stock.

     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after February 6, 1997 will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

Exercise of Rights
------------------

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 16, 2006, unless they are earlier redeemed by the Company or expire in accordance with other provisions of the Rights Agreement as described below.

Flip-In Events
--------------

     In the event that, at any time following the Distribution Date, (i) a Person becomes an Acquiring Person or (ii) a holder of 15% or more of the outstanding Common Stock (other than an Acquiring Person) engages in certain self dealing transactions (as described below), each holder of a Right will thereafter have the right to receive, upon exercise, a number of shares of Common Stock (or in certain instances, cash, properties or other securities of the Company) having a then current market value of twice the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of any of the events described in (i) and (ii) above ("Flip-In Events"), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or a Subject Person will be null and void.

     For example, at a Purchase Price of $80 per Right, each Right not owned by an Acquiring Person or by a Subject Person (or by certain related parties) following a Flip-In Event would entitle its holder to purchase $160 worth of Common Stock (or other consideration, as noted above) for $80. Assuming that the Common Stock had a per share value of $16 at such

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time, the holder of each valid Right would be entitled to purchase 10 shares of
Common Stock for $80.

     The self dealing transactions which will result in the occurrence of a Flip-In Event if engaged by a beneficial owner (other than an Acquiring Person) of more than 15% of the outstanding Common Stock (a "15% Shareholder") or its affiliates or associates include: (i) certain transfers of assets to the Company or its subsidiaries in exchange for capital stock or securities convertible into capital stock of the Company or its subsidiaries, (ii) certain other acquisitions of capital stock or securities convertible into capital stock of the Company or its subsidiaries, (iii) sales, purchases, leases, exchanges, mortgages or transfers of assets, including securities, on terms less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party, (iv) the receipt of compensation from the Company other than compensation which is consistent with past practice or approved by a majority of the members of the Compensation Committee of the Company's Board of Directors who are not such 15% Shareholder or representatives, nominees, affiliates or associates of such 15% Shareholder, (v) the receipt of the benefits of any loans, advances, guarantees or other financial assistance or any tax credits or other tax advantages provided by the Company, (vi) a reorganization or recapitalization of the Company in which the shares of Common Stock owned by such 15% Shareholder or its affiliates or associates are treated differently than the other outstanding shares of Common Stock, or (vii) a merger with or into the Company in a transaction in which the Company is the surviving entity, unless any such transaction described in (i) through (vii) is approved prior to the consummation thereof by a majority of the members of the Board of Directors who are not such 15% Shareholder or representatives, nominees, affiliates or associates of such 15% Shareholder.

Flip-Over Events
----------------

     In the event that (i) the Company is acquired in a merger or consolidation in which the Company is not the surviving corporation, (ii) the Company is the surviving corporation of a merger or consolidation in which all or a part of the outstanding shares of Common Stock are converted into or exchanged for stock or securities of another entity or cash, (iii) a corporation shall acquire, pursuant to a plan of exchange (other than a tender offer for all of the outstanding shares of Common Stock which is not the subject of shareholder approval), all of the outstanding Common Stock, or (iv) more than 50% of the Company's assets, cash flow or earning power is sold or transferred (events (i), (ii), (iii) and (iv) are referred to as "Flip-Over Events" and together with Flip-In Events, the "Triggering Events") each holder of a Right which has not yet been exercised (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.

Exchange Provisions
-------------------

     After any Person becomes an Acquiring Person or a Subject Person, the Board of Directors (by action of a majority of directors who are not representatives, nominees, affiliates or associates of the Acquiring Person), may determine to exchange for any or all Rights (other than Rights held by the Acquiring Person or Subject Person and certain transferees) Preferred Stock at an exchange ratio of 1/100th of a share of Preferred Stock per Right. Such exchange shall be on a pro rata basis if less than all Rights are to be exchanged.

Anti-Dilution Provisions
------------------------

     The Purchase Price payable, and the number of one one-hundredths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

Redemption of the Rights
------------------------

     The Company may, at its option, at any time prior to the earlier of the first occurrence of a Triggering Event or December 16, 2006, redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Any decision to redeem the Rights must be approved by a majority of directors who are not a 15% Shareholder or representatives, nominees or affiliates of a 15% Shareholder. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

No Rights as Shareholders
-------------------------

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

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Taxes
-----

     While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock of the Company (or for other consideration) or for common stock of an acquiring company as set forth above.

Amendment of Terms of Rights
----------------------------

     The Company may from time to time, with the approval of a majority of the members of the Board of Directors who are not 15% Shareholders or representatives, nominees or affiliates of any 15% Shareholder, amend the Rights Agreement to cure any ambiguity or inconsistency or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable. After the occurrence of a Flip-In Event, the Rights Agreement may not be amended in any manner which would adversely affect the interests of the holders of the Rights. At any time prior to such time as a person becomes an Acquiring Person, the Company may lower the 15% threshold used to determine the existence of an Acquiring Person, but in no event lower than the greater of (a) the percentage of Common Stock owned by the holder of the greatest number of outstanding shares of Common Stock (other than Yamanouchi) plus, 001% or (b) 10%.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ROBERTS PHARMACEUTICAL CORPORATION



Date:  December 20, 1996                By:  /s/ Robert A. Vukovich
                                           ----------------------------------
                                           ROBERT A. VUKOVICH, President
                                           and Chief Executive Officer


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